SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                        --------------------------------------

                                      FORM 8-K
                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): January 11, 2001

                                 Levi Strauss & Co.
               (Exact name of registrant as specified in its charter)


       DELAWARE                   333-36234                 94-0905160
(State of Incorporation)  (Commission File Number)          (IRS Employer
                                                        Identification Number)

           1155 Battery Street
        San Francisco, California                               94111
(Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code: (415) 501-6000






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     ITEM 5. Other Events and Regulation FD Disclosure.

     On January 10, 2001, Levi Strauss & Co. issued a press release announcing fourth quarter and fiscal year 2000 financial results. The text of that release was filed as an exhibit to a Form 8-K dated January 10, 2001, and is included as an exhibit hereto.

     In the press release, certain previously reported financial information for the fourth quarter and fiscal year 1999 was reclassified to conform to the fiscal year 2000 financial statement presentation. Licensing income was reclassified to operating income from other income to better reflect operating performance. Licensing income was $11.5 million for the fourth quarter of fiscal year 2000, $8.3 million for the fourth quarter of fiscal year 1999, $32.4 million for fiscal year 2000 and $24.4 million for fiscal year 1999. Long-term tax liabilities were reclassified to non-current deferred tax assets to more appropriately classify the timing difference associated with undistributed foreign earnings as a valuation allowance. Amounts associated with the restructuring initiatives were reclassified from property, plant and equipment, net to restructuring reserve liabilities. The reclassified amounts are considered immaterial to the financial statements.

     Previously filed historical financial information for periods prior to fiscal year 2000 will reflect the foregoing reclassifications when the Company files its Annual Report on Form 10-K.

     Attached hereto as Exhibit 99 is a copy of Levi Strauss & Co.'s press release dated January 10, 2001 titled "Levi Strauss & Co. Fourth-Quarter and Fiscal 2000 Financial Results Show Substantial Progress in Business Turnaround."

ITEM 7.  EXHIBIT.

99        Press Release dated January 10, 2001.






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                                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2001
                                            LEVI STRAUSS & CO.


                                          By  /s/ William B. Chiasson
                                              -----------------------
                                              William B. Chiasson
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer







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                                 EXHIBIT INDEX

Exhibit Number                    Description
--------------                    -----------

99                    Press Release dated January 10, 2001